UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2007
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Applied Plaza, Cleveland, Ohio 44115

(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (216) 426-4000.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          Effective June 6, 2007, Applied Industrial Technologies, Inc. (the registrant) entered into a First Amendment Agreement (the “First Amendment”), amending the Credit Agreement dated as of June 3, 2005 with certain financial institutions party thereto and KeyBank National Association, as Lead Arranger, Book Runner and Administrative Agent for itself and such other financial institutions (the “Credit Agreement”). The First Amendment amends the Credit Agreement to, among other things, extend the maturity date of the senior unsecured revolving credit facility to June 5, 2012 and increase the aggregate amount of commitments from $100,000,000 to $150,000,000, of which $5,000,000 is reserved for direct borrowings by certain of the registrant’s Canadian subsidiaries. The commitments may be expanded upon the registrant’s request, subject to certain conditions, to $200,000,000. The First Amendment also (i) reduces the interest rate payable for Eurodollar rate loans to a range of 23 to 60 basis points over the Eurodollar rate from the existing range of 30 to 55 basis points over the Eurodollar rate, in each case based on the registrant’s leverage ratio, (ii) reduces the facility fees to a range of 7 to 15 basis points from the existing range of 10 to 20 basis points, also based on the registrant’s leverage ratio, and (iii) modifies certain other covenants and provisions of the Credit Agreement. As of June 6, 2007, there were no outstanding borrowings under the Credit Agreement.
          The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4 hereto and incorporated herein by reference. The Credit Agreement itself was previously filed as Exhibit 4 to the registrant’s Form 8-K dated June 9, 2005.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 4.	First Amendment Agreement dated as of June 6, 2007, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)
By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President-General Counsel & Secretary

Date: June 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

4	First Amendment Agreement dated as of June 6, 2007, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.

4